Exhibit 99.1

Nuvve Holding Corp. Announces Closing of $2.066 Million Registered Direct Offering Priced At-the-Market

SAN DIEGO, Oct. 27, 2023 /PRNewswire/ -- Nuvve Holding Corp. (Nasdaq: NVVE) (“Nuvve”), a global technology leader accelerating the electrification of transportation through its proprietary vehicle-to-grid (V2G) platform, today announced the closing of its previously announced definitive agreement with a single institutional investor for the purchase and sale of 13,772,940 shares of common stock and pre-funded warrants to acquire common stock in a registered direct offering. The purchase price of each share was $0.15. The purchase price for the pre-funded warrants was equivalent to the purchase price for the shares, less the exercise price of $0.0001. The aggregate gross proceeds to the Company were $2.066 million.

Aegis Capital Corp. acted as the Exclusive Placement Agent.

The registered direct offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-264462) declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 5, 2022. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nuvve Holding Corp.

Nuvve (Nasdaq: NVVE) is a global technology leader accelerating the electrification of transportation through its proprietary vehicle-to-grid (V2G) platform. Nuvve’s mission is to lower the cost of electric vehicle ownership while supporting the integration of renewable energy sources, including solar and wind. For more information please visit www.nuvve.com.

Nuvve Press Contact

(W)right On Communications, Larry Smalheiser

lsmalheiser@wrightoncomm.com, +1 925-413-3137

Nuvve Investor Contact

ICR Inc.

nuvve@icrinc.com, +1 646-200-8872

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. For example, the Company is using forward-looking statements when it discusses use of proceeds from the offering, and the timing and terms of the offering. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs or projections will be achieved, and actual results may differ materially from what is expressed in, or indicated by, the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.